UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 29, 2022


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The Company and Wizz Air Hungary Airlines Limited (WIZZ) have agreed to amend the terms of their previously announced Heads of Agreement to a final agreement for a minimum term of 3 years. As a result, the Company will provide its fflya system for 19 of WIZZs United Kingdom based A320 and A321 aircraft under the previously agreed revenue sharing arrangement. fflya provides an integrated in-flight ultra low cost connectivity solution, utilising the Iridium Next Low Earth Orbit (LEO) satellite constellation, onboard Bluetooth network, text Chatbots and embedded app technology. With fflya, passengers are provided with free inflight text chat and interactive promotions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: April 29, 2022